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                                                                     EXHIBIT 5.1

                             Andrews & Kurth L.L.P.
                                4200 Chase Tower
                                   600 Travis
                              Houston, Texas 77002


November 19, 1999


Rowan Companies, Inc.
2800 Post Oak Boulevard, Suite 5450
Houston, Texas 77056-6196

Re: Rowan Companies, Inc. Registration Statement on Form S-3 (Reg. No.
333-88855)

Ladies and Gentlemen:

     As counsel to Rowan Companies, Inc., a Delaware corporation (the "Company"), we have assisted in the preparation of the subject Registration Statement on Form S-3, as amended (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the issuance of up to 11,500,000 shares (the "Shares") of the Company's Common Stock, par value $0.125 per share.

     In rendering the opinion set forth below, we have reviewed (a) the Registration Statement; (b) the Company's Restated Certificate of Incorporation and Bylaws; (c) certain records of the Company's corporate proceedings as reflected in its minute books; and (d) such records, documents, statutes and decisions as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

     Our opinion set forth below is limited to the Delaware General Corporation Law.

     Based upon the foregoing, we are of the opinion that the Shares are validly issued fully paid and nonassessable.

     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Andrews & Kurth L.L.P.

1173/1210/2637